                                  SCHEDULE 14A
                                 (Rule 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )

Filed by the Registrant  -   Yes
                            ----
Filed by a Party other than the Registrant  -  No
                                               --
Check the appropriate box:
__ Preliminary Proxy Statement           __  Confidential, for Use of the Corn-
                                             mission Only (as permitted by
                                             Rule 14a-6(e)(2))
Yes  Definitive Proxy Statement
___  Definitive Additional Materials
___  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                         Cousins Properties Incorporated
                         -------------------------------
                (Name of Registrant as Specified in its Charter)
- ------------------------------------------------------------------------------
        (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):
 X     $125 per Exchange Act Rules 0-11(c)(l)(ii),  14a-6(i)(1),  or 14a-6(i)(2)
       or Item 22(a) (2) of Schedule 14A.
___ $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3). ___ Fee computed on table below per Exchange Act Rules 14a-6(i) (4) and 0-11 .

(l) Title of each class of securities to which  transaction  applies:

(2) Aggregate number of securities to which  transaction  applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:        $125

___ Fee paid previously with preliminary materials.


___ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11 (a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(l) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

                         COUSINS PROPERTIES INCORPORATED
                      2500 WINDY RIDGE PARKWAY, SUITE 1600
                             ATLANTA, GEORGIA 30339

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 6, 1996

TO THE STOCKHOLDERS OF COUSINS PROPERTIES INCORPORATED:

       NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Cousins Properties Incorporated (the "Company") will be held on Monday, May 6, 1996, at 2:00 p.m., local time, at the NationsBank Plaza Conference Center, West Wing Gallery, NationsBank Plaza, 600 Peachtree Street, N.E., Atlanta, Georgia 30308, for the following purposes:

              (1) To elect seven (7) Directors;

              (2) To consider and act upon a proposal to amend the 1989 Stock Option Plan, which will be renamed the 1995 Stock Incentive Plan, so as to, among other things, allow the Board to make grants of stock, as well as options, to key employees and to increase the number of shares available under such plan;

              (3) To consider and act upon a proposal to amend the Stock Plan for Outside Directors so as to allow the issuance of shares of stock in lieu of cash compensation at a price equal to 95% of the market value of the stock on the issuance date; and

              (4) To transact such other business as may properly come before the meeting or any adjournments thereof.

       Only stockholders of record at the close of business on March 13, 1996 will be entitled to notice of and to vote at the meeting. A list of stockholders as of the close of business on March 13, 1996 will be available at the Annual Meeting of Stockholders for examination by any stockholder, his agent or his attorney.

       Your attention is directed to the Proxy Statement submitted with this notice.

                                  By Order of the Board of Directors.
                                  TOM G. CHARLESWORTH
                                  Secretary
Atlanta, Georgia
March 29, 1996

WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, YOU ARE URGED TO VOTE, DATE AND SIGN AND RETURN THE ENCLOSED PROXY IN THE ENCLOSED POSTAGE PAID ENVELOPE. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY REVOKE THE PROXY AND VOTE YOUR SHARES IN PERSON.

                         COUSINS PROPERTIES INCORPORATED
                      2500 WINDY RIDGE PARKWAY, SUITE 1600
                             ATLANTA, GEORGIA 30339
                                 PROXY STATEMENT
                                       FOR
                         ANNUAL MEETING OF STOCKHOLDERS
                             To Be Held May 6, 1996





       The accompanying proxy is solicited by the Board of Directors of Cousins Properties Incorporated (the "Company") for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held on May 6, 1996, at 2:00 p.m. local time, at the NationsBank Plaza Conference Center, West Wing Gallery, NationsBank Plaza, 600 Peachtree Street, N.E., Atlanta, Georgia 30308, and any adjournments thereof. The cost of the solicitation shall be borne by the Company. When such proxy is properly executed and returned, the shares it represents will be voted at the meeting and, where a choice has been specified on the proxy, will be voted in accordance with such specification. If no choice is specified on the proxy with respect to any particular matter to be acted upon, the shares represented by the proxy will be voted in favor of such matter. The presence of holders of a majority of the outstanding shares of Common Stock will constitute a quorum for the transaction of business at the Annual Meeting. Broker non-votes are neither counted in establishing a quorum nor voted for or against matters presented for stockholder consideration. Consequently, such non-votes have no effect on the outcome of any vote. Abstentions with respect to a proposal are counted for purposes of establishing a quorum. Abstentions, however, are neither counted for or against matters presented for stockholder consideration, and as a result have no effect on the outcome of any vote. Any stockholder giving a proxy has the power to revoke it at any time before it is voted. Revocation of a proxy is effective upon receipt by the Secretary of the Company of either (i) an instrument revoking it or (ii) a duly executed proxy bearing a later date. A stockholder who is present at the Annual Meeting may also revoke his proxy and vote in person if he so desires.

       Only stockholders of record as of the close of business on March 13, 1996 will be entitled to vote at the Annual Meeting. As of that date, the Company had outstanding 28,345,020 shares of common stock, each share being entitled to one vote. No cumulative voting rights are authorized and dissenters' rights for stockholders are not applicable to the matters being proposed. The approximate date on which this Proxy Statement and the accompanying form of proxy are first being given or sent to stockholders is March 29, 1996.

                              ELECTION OF DIRECTORS

       The Board has fixed the number of Directors which shall constitute the full Board for the ensuing year at seven and recommends the election of the nominees listed below, to hold office until the next annual meeting and until their successors are duly elected and qualified. All of such nominees are members of the present Board except for Mr. William Porter Payne and all nominees except Mr. Terence C. Golden and Mr. Payne were elected by the stockholders at the last Annual Meeting. Mr. Golden was elected by the Board on February 20, 1996 to fill the vacancy created by the resignation of Mr. Bruce W. Duncan. Mr. Henry C. Goodrich, currently a Director, is retiring as a Director at the end of his current term. If, at the time of the Annual Meeting, any nominees should be unable to serve or, for good cause will not serve, the persons named in the proxy will vote for such substitute nominees or vote to reduce the number of Directors for the ensuing year, as the Board recommends. The Board has no reason to believe that any substitute nominee or nominees will be required. The proxy solicited hereby cannot be voted for the election of a person to fill a directorship for which no nominee is named in this Proxy Statement. The affirmative vote of a plurality of the shares represented at the meeting and entitled to vote is required to elect the Directors.

       Pursuant to the Company's Bylaws, the Directors could, by a majority vote, increase the number of Directors to up to 12 and fill the vacancies resulting from the increase until the next Annual Meeting. The Directors have not identified any specific persons as potential candidates to add as a Director.

                 DIRECTORS AND EXECUTIVE OFFICERS OF THE COMPANY

       The following table sets forth the name of each Director nominee, his age, the year he was first elected as a Director, the number of shares of common stock of the Company beneficially owned by him as of February 1, 1996, the percent of the common stock of the Company so owned, a brief description of his principal occupation and business experience during the last five years, directorships of certain publicly held companies presently held by him and certain other information.

       Under the rules of the Securities and Exchange Commission, a person is deemed to be a "beneficial owner" of a security if that person has or shares "voting power," which includes the power to vote, or direct the voting of, such security, or "investment power," which includes the power to dispose of, or to direct the disposition of, such security. A person is also deemed to be a beneficial owner of any securities of which that person has the right to acquire beneficial ownership within sixty days. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he has no beneficial interest. Except as indicated in the notes to the following table, the persons indicated possessed sole voting and investment power with respect to all shares set forth opposite their names.



                                                                                      Shares of
                                                                                    Common Stock
                                    First                                           Beneficially
                                    Year                                            Owned as of
                                   Elected             Information                   February 1,     Percent of
     Name                  Age    Director       Concerning Nominees (1)              1996 (1)          Class
     ----                  ---    --------       -----------------------              --------          -----
Bennett A. Brown*          66       1994    Formerly Chairman of NationsBank.          12,660            **
                                            Formerly Chairman and Chief
                                            Executive Officer of C&S/Sovran
                                            Corporation; and the Citizens and
                                            Southern Corporation. Director of
                                            Georgia Power Company.
Richard W. Courts, II*     60       1985    Chairman of Atlantic Investment         1,222,028 (2)        4.33%
                                            Company (real estate
                                            development/investments)
                                            for at least the last five
                                            years. Director of Southern
                                            Mills, Inc.; SunTrust Banks of
                                            Georgia, Inc.; and SunTrust Bank,
                                            Atlanta.
Thomas G. Cousins          64       1962    Chairman of the Board and               5,623,684 (3)       19.88%
                                            Chief Executive Officer of the
                                            Company; has been employed
                                            by Cousins since its inception.
                                            Director of NationsBank; and
                                            Shaw Industries, Inc.
Terence C. Golden*         51       1996    President, Chief Executive Officer              0           **
                                            and Director of Host Marriott
                                            Corporation.  Chairman of Bailey
                                            Realty Corporation and Bailey
                                            Capital Corporation.  Director of
                                            D.R. Horton, Inc.; and Prime Retail, Inc.
Boone A. Knox*             59       1969    Chairman of Allied Bankshares,            140,078 (4)       **
                                            Inc. for at least the last five years.
William Porter Payne       48               President and Chief Executive Officer           0           **
                                            of the Atlanta Committee for the
                                            Olympic Games for the last 5 years.
                                            Director of Jefferson Pilot Corporation.
Richard E. Salomon*        53       1994    Managing Director of Spears, Benzak,       21,536 (5)       **
                                            Salomon & Farrell, Inc. (investment
                                            advisor) for at least the last five years.


* Member of the Audit Committee and the Compensation, Succession, Nominating and Board Structure Committee of the Board of Directors. ** Less than 1%.

(1)  Based upon information furnished by the respective nominees.
(2) Includes 58,501 shares owned by the Courts Foundation for which Mr. Courts serves as a Trustee and as Chairman. Includes 1,197,028 shares as to which Mr. Courts shares voting and investment power. Of these shares, 1,127,250 shares (3.99%) are owned by Atlantic Investment Company and 11,277 shares are held by Mr. Courts as custodian for his children. By virtue of his position with Atlantic Investment Company, Mr. Courts may be deemed to have sole voting and investment power of the shares owned by Atlantic Investment Company. Does not include 6,052 shares owned by Mr. Courts' wife, as to which Mr. Courts disclaims beneficial interest.
(3) Does not include 458,089 shares owned by Mr. Cousins' wife, as to which Mr. Cousins disclaims beneficial interest. Includes 129,294 shares as to which Mr. Cousins shares voting and investment power. Because of his beneficial ownership and management position, Mr. Cousins may be deemed to be a control person, as that term is defined by the rules of the Securities and Exchange Commission, of the Company.
(4) Includes 63,194 shares owned by the Knox Foundation, of which Mr. Knox is trustee, and 351 shares owned by BT Investments, a partnership of which Mr. Knox is a general partner, as to which Mr. Knox shares voting and investment power.
(5) Does not include 1,895,447 shares beneficially owned by Spears, Benzak, Salomon & Farrell, Inc., an investment advisor, as to which Mr. Salomon disclaims beneficial interest. See table in the "Principal Stockholders" section of this Proxy Statement with respect to said shares.

       There are no family relationships among the Directors or Executive Officers of the Company.

       The Board of Directors held 4 regular meetings and one special meeting during 1995. The Board had two standing committees -- the Audit Committee and the Compensation, Succession, Nominating and Board Structure Committee. Each Committee held one meeting during 1995. Each Director attended at least 75% of all Board of Directors and Committee meetings.

     Mr. Goodrich's term as a Director ends as of the Annual Meeting. Mr. Goodrich is 75 years old and was first elected as a Director in 1985. He has been Chairman of Richgood Corporation (investments) for at least the last 5 years. He was formerly a Director of Temple-Inland Inc. He was formerly Chief Executive Officer of Sonat, Inc. On February 1, 1996 Mr. Goodrich beneficially owned 20,002 shares of common stock of the Company. Such amount does not include 30,000 shares owned by Mr. Goodrich's wife, as to which he disclaims beneficial interest.

       As described under Committee Report on Compensation, the Compensation, Succession, Nominating and Board Structure Committee sets and administers the policies that govern executive compensation. This committee also has oversight over the Company's management succession and development programs and has oversight over all personnel related matters involving senior officers of the Company. This committee also makes recommendations regarding composition and size of the Board of Directors, considers nominees recommended by stockholders, reviews qualifications of Board candidates and the effectiveness of incumbent directors, recommends a schedule of fees, tenure and retirement of Board members, recommends a slate of officers of the Company annually, and recommends from time to time the removal and promotion of such officers as well as the appointment of replacements.

       The Audit Committee makes recommendations concerning the engagement or discharge of the Company's independent auditors, reviews with the independent auditors the audit plan and results of the audit engagement, reviews the scope and results of the Company's internal auditing procedures and the adequacy of its accounting controls, reviews the independence of the independent auditors and considers the reasonableness of the independent auditors' audit and non-audit fees.

                               Executive Officers

       The following table sets forth the number and percentage of shares of common stock of the Company beneficially owned by the four most highly compensated Executive Officers of the Company other than the Chief Executive Officer, who is included above, and an additional officer who would have been one of the four most highly compensated Executive Officers other than the Chief Executive Officer if he had been employed at the end of 1995 and by all Officers and Directors of the Company as a group, as of February 1, 1996.

                                             Shares of Common Stock
                                              Beneficially Owned on    Percent
 Name                                          February 1, 1996 (1)    of Class
 ----                                          --------------------    --------

Vipin L. Patel (2),
 Former President and Chief Operating Officer     608,658(3)             2.12%
Daniel M. DuPree,
 President and Chief Operating Officer             35,763(4)               *
John L. Murphy,
 Senior Vice President                             68,061(5)               *
Craig B. Jones
 Senior Vice President                              9,488(6)               *
Joel T. Murphy
 Senior Vice President                              6,738(7)               *
Total for all Executive Officers and
 Directors as a group (15 persons)              7,405,865(8)             25.98%

* Less than 1%

(1)  Based upon information furnished by the officers.
(2) Mr. Patel died in October of 1995. If he had been employed by the Company at the end of 1995, he would have been one of the four most highly compensated Executive Officers other than the Chief Executive Officer.
(3) Includes 25,315 shares held by the Company's Profit Sharing Plan. The above total also includes 506,117 shares subject to presently exercisable options. All of the foregoing shares and options are beneficially owned by Mr. Patel's estate and its beneficiaries.
(4) Includes 24,000 shares subject to presently exercisable options and 2,463 shares allocated to Mr. DuPree from the Company's Profit Sharing Plan. Does not include 100,000 shares awarded to Mr. DuPree by the Company under its 1995 Stock Incentive Plan. These shares are subject to employment and performance conditions, as more fully described in the section of this Proxy Statement entitled "Approval of Amendments to 1989 Stock Option Plan."
(5) Includes 56,000 shares subject to presently exercisable options and 11,061 shares allocated to Mr. Murphy from the Company's Profit Sharing Plan.
(6) Includes 6,400 shares subject to presently exercisable options and 2,415 shares allocated to Mr. Jones from the Company's Profit Sharing Plan. Includes 673 shares held by Mr. Jones as custodian for his minor children, as to which he disclaims beneficial interest.
(7) Includes 4,300 shares subject to presently exercisable options and 2,216 shares allocable to Mr. Murphy from the Company's Profit Sharing Plan.
(8) Includes a total of 272,200 shares subject to presently exercisable stock options. Includes 1,463,478 shares as to which Executive Officers and Directors share voting and investment power with others. Does not include 494,141 shares owned by wives and other affiliates of Executive Officers and Directors, as to which such Executive Officers and Directors disclaim beneficial interest. Does not include the shares owned by Mr. Patel's estate and its beneficiaries.

       Mr. Daniel M. DuPree served as a general partner of Merchant's Walk Associates Limited Partnership, a Florida limited partnership unrelated to the Company, which filed for bankruptcy under the federal bankruptcy laws in 1992.

                             EXECUTIVE COMPENSATION

                           Summary Compensation Table

       The following information is furnished with respect to the Chief Executive Officer and each of the other four most highly compensated Executive Officers of the Company and an additional officer who would have been one of the four most highly compensated Executive Officers other than the Chief Executive Officer if he had been employed at the end of 1995 (collectively, the "Named Executive Officers") and includes salary and bonuses paid by the Company, Cousins Real Estate Corporation ("CREC") and Cousins MarketCenters, Inc. (formerly known as Cousins/New Market Development Company, Inc.)("CMC").

                                  Annual Compensation (1)         Long Term Compensation
                                  -----------------------   ---------------------------------------
     Name                                                                Securities
      and                                                   Restricted   Underlying                    All Other
   Principal                                                   Stock      Options/         LTIP       Compensation
   Position                 Year    Salary(2)   Bonus(3)     Award (4)      SARs        Payouts (5)        (6)
   --------                 ----    ---------   --------     ---------      ----        -----------   ------------


Thomas G. Cousins,         1995    $ 350,000   $ 225,000                    50,000              -      $ 21,624
  Chairman and Chief       1994      350,000     203,834                    50,000              -        21,624
  Executive Officer        1993      393,700     250,000                         -              -        32,566
Vipin L. Patel,            1995      299,700     200,000                         -      $  20,096         4,872
  Former President and     1994      291,000     152,640                    40,000         19,208        19,872
  Chief Operating Officer  1993      281,200     160,000                    50,000         17,115        30,814
Daniel M. DuPree,          1995      222,600     166,950     $1,825,000     50,000              -        16,620
  President and Chief      1994      216,100     176,847                    40,000              -        16,620
  Operating Officer        1993      208,800     150,000                   105,000              -        26,347

John L. Murphy,            1995      195,600     100,000                    25,000              -        17,340
  Senior Vice President    1994      189,875      59,459                    10,000              -        17,340
                           1993      183,450     100,000                    15,000              -        28,282

Craig B. Jones,            1995      183,000      75,000                    20,000              -        16,860
  Senior Vice President    1994      177,709      83,584                    12,000              -        16,860
                           1993      171,700      55,000                    25,000              -        21,897
Joel T. Murphy,            1995      148,400      75,000                    25,000              -        16,620
  Senior Vice President    1994      144,072      81,907                     9,500              -        16,620
                           1993      139,200      50,000                    11,000              -        25,882

(1) Excludes perquisites and other personal benefits, the aggregate amount of which did not in the case of any individual exceed $20,000.
(2) Salary amounts disclosed are before reductions in compensation elected by the executives for medical, child care and related benefits.
(3) The bonus amounts for 1995 include common stock awarded in lieu of cash valued at $78,650 and $58,988 for Messrs. Cousins and DuPree, respectively.
(4) The Restricted Stock Award represents the market value of 100,000 shares awarded to Mr. DuPree as of September 30, 1995 (the "Grant Date"). This award is subject to the condition that Mr. DuPree remain a key employee for the five year period commencing with the Grant Date (the "Employment Condition"). In addition, 80,000 of these shares are subject to additional performance conditions. These performance conditions are described in the section of this Proxy Statement entitled "Approval of Amendment to 1989 Stock Option Plan." All of the above shares were awarded under the 1995 Stock Incentive Plan described in that section of this Proxy Statement. Such awards are subject to shareholder approval of such plan at the Annual Meeting.
(5) Long-Term Incentive Plans ("LTIP") Payouts are cash payments made under Deferred Payment Agreements. See footnote (1) to the Aggregated Option table where these Deferred Payment Agreements are discussed.
(6) All Other Compensation for 1995 includes the Company's annual contribution of $15,000 to the Company's Profit Sharing Plan on behalf of each of Messrs. Cousins, DuPree, Murphy, Jones and Murphy, as well as life insurance premiums paid by the Company on behalf of the Named Executive Officers for life insurance in excess of $50,000. The Company maintains a Profit Sharing Plan for the benefit of all of the Company's full time salaried employees. The annual contribution is determined by the Boards of Directors of the Company, CREC and CMC and is allocated among eligible participants. Contributions become vested over a six-year period. Vested benefits are generally paid to participants upon retirement, but may be paid earlier in certain circumstances, such as death, disability, or termination of employment.

                      Option/SAR Grants In Last Fiscal Year

       The following table sets forth certain information with respect to options and SARs granted to the Named Executive Officers for the year ended December 31, 1995.

                                                            Individual Grants (1)
                           ------------------------------------------------------------------
                                          Percent of
                             Number          Total
                               of          Options/
                           Securities        SARs
                           Underlying     Granted to
                            Options/       Employees        Exercise or
                              SARs         in Fiscal        Base Price            Expiration         Grant Date
       Name                Granted (2)       Year          ($/share) (3)             Date             Value (4)
       ----                -----------       ----          -------------             ----             ---------
Thomas G. Cousins             50,000          17%             $18.00                11/21/05         $  101,000
Daniel M. DuPree              50,000          17%             $18.00                11/21/05            101,000
John L. Murphy                25,000           8%             $18.00                11/21/05             50,500
Craig B. Jones                20,000           7%             $18.00                11/21/05             40,400
Joel T. Murphy                25,000           8%             $18.00                11/21/05             50,500

(1)  No options or SARs were granted to Mr. Vipin L. Patel in 1995.
(2)  Options vest over a period of five years.
(3) All options were granted at prices equal to the market value of the underlying stock on the date of grant.
(4) The Black-Scholes option pricing model was used to determine the grant date value. This model assumes a risk free rate of 10 year U.S. Government Obligations as of grant dates, one year closing price volatility, dividend rates which existed as of the date of grant and an exercise period of 10 years.

               Aggregated Option/SAR Exercises In Last Fiscal Year
                      And Fiscal Year End Option/SAR Values

       The following table sets forth certain information with respect to options exercised and the value of unexercised options and SARs held by the Named Executive Officers of the Company at December 31, 1995.


                                                         Number of                   Value of
                                                   Securities Underlying            Unexercised
                          # of                          Unexercised            In-The-Money
                         Shares                      Options and SARs        Options and SARs
                        Acquired                         at FY-End             at FY-End ($)
                           on        Value              Exercisable/            Exercisable/
      Name              Exercise    Realized          Unexercisable (1)       Unexercisable (2)
      ----              --------    --------          -----------------       -----------------


Thomas G. Cousins             -             -        60,000/ 150,000         $  243,000/$292,500
Vipin L. Patel           12,239      $103,440       517,228/- (3)            $3,531,656/- (3)
Daniel M. DuPree              -             -        50,000/ 145,000         $  187,750/$484,125
John L. Murphy                -             -        86,000/  57,000         $  602,540/$220,750
Craig B. Jones                -             -        12,400/  44,600         $   47,050/$142,575
Joel T. Murphy                -             -         6,300/  39,200         $   24,900/$114,975

(1) In order to compensate the holders of unexercised stock options and SARs for decreases in the underlying value of shares subject to the options and SARs which result from certain capital gains distributions to stockholders, the Company issued Deferred Payment Agreements from 1988 to 1991 to holders of unexercised stock options, and adjusted downward the grant value of unexercised SARs, at the time of each such distribution. The Deferred Payment Agreements provide for a fixed cash payment to stock option holders upon exercise of the options in an amount approximately equal to the amount of the capital gain distribution that would have been payable on the shares subject to the options if the options had been exercised prior to the record date for the distributions.
(2) The value of unexercised in-the-money options has been calculated by reducing the option price per share by the Deferred Payment Agreement before subtracting the fair market price per share of the Company's stock.
(3) Mr. Patel died in October of 1995. Pursuant to the terms of the Company's 1989 Stock Option Plan and related certificates, all options held by Mr. Patel at the time of his death became immediately exercisable.
                        Committee Report On Compensation

         The Compensation, Succession, Nominating and Board Structure Committee of the Company's Board of Directors (the "Committee") is responsible for ensuring that a proper system of short and long term compensation is in place to provide performance-oriented incentives to management. Its report on compensation is as follows:

         Each executive officer's compensation is determined annually by the Committee. Senior Management makes recommendations to the Committee regarding each executive officer's compensation (except the Chief Executive Officer's compensation), including recommendations for base salary for the succeeding year and discretionary cash bonuses and stock incentive awards. In 1995, the Company conducted a reevaluation of its compensation program. This was done with the assistance of an outside compensation consulting firm. In addition to providing general advice with respect to the compensation program, this firm provided a report setting forth competitive compensation data for executive officer positions and certain other management positions.

         The Company's compensation philosophy is based on a pay for performance approach. The compensation program seeks to reward individual action that contributes to operating unit performance and Company performance. The Company's goal is to be competitive with the marketplace on a total compensation basis, including base salary, annual and long-term incentives:

          - Base Salary. Each executive officer's base salary is based upon the competitive market for the ------------ executive officer's services, including the executive's specific responsibilities, experience and overall performance. In keeping with the Company's pay for performance approach, it is the objective of the Company to set the base salary at or below the median base salary level of the Company's peers in its industry. Base salaries are adjusted annually, following review of competitive base salary data. Changes in responsibilities are also taken into account in the review process.

          - Annual Incentive Compensation. The Company awards discretionary year-end bonuses. These bonuses reflect the contribution of the individual as well as the performance of the operating unit and the Company as a whole. Ranges of potential bonuses and performance measures are established annually for each position. Generally, the level of performance must be at or above a median industry performance level in order for the executive to qualify for a bonus at the lower end of the range. An award at the upper end of the range is available only for an exceptional performance by industry standards. In 1995, the Committee awarded a portion of the year-end bonuses in shares of the Company's stock in lieu of cash in order to provide an additional mechanism for aligning senior executives' interests with stockholders' interests.

              The performance measures applicable to a particular position vary according to the functions of the position. Performance measures considered by the Committee included the volume of development construction commenced, completion of development projects on time and within budget, execution of tenant leases, property management and leasing results, property sales achieved and financings achieved.

          - Long-Term Incentive Compensation. The Company uses long-term incentive compensation to compensate for achievement of performance measures which extend beyond one year, while at the same time aligning management's interests with that of the stockholders. The Committee believes that stock-based awards are most appropriate for long-term incentive compensation. In 1995, the Committee developed and adopted, subject to stockholder approval, the "1995 Stock Incentive Plan." Under this plan, various stock-based awards may be made by the Committee, including stock options, restricted stock, performance shares and stock grants. In 1995, subject to stockholder approval of the plan, the Committee awarded stock options to a number of executive officers and awarded stock to Mr. DuPree, subject to certain employment and performance conditions. In general, these performance conditions are based on stockholder total return and funds from operations per share growth rates over a four to seven year period from the date of the award. The level of shares ultimately earned by Mr. DuPree, the Company's President and Chief Operating Officer, will depend in part on the total return achieved by the stockholders and in part on the funds from operations per share growth rate achieved by the Company over this period. These performance measures are regarded by the Committee as the most important long-term performance measures.

         The Company maintains a profit sharing plan for the benefit of its executive officers and other employees. The Board of Directors determines the Company's annual contribution under the profit sharing plan. The annual contribution is allocated among eligible employees of the Company in accordance with each such employee's compensation. At December 31, 1995, approximately 69% of the profit sharing plan was invested in the Company's common stock.

     Mr. Thomas G. Cousins has been the Chief Executive Officer of the Company since its founding in 1958 and beneficially owns approximately 19.9% of the Company's common stock. The Committee believes that Mr. Cousins is responsible for much of the Company's success. Mr. Cousins has hired and developed an outstanding management group and has furnished leadership in all areas of the Company's business. In determining Mr. Cousins' bonus for 1995, the Committee considered Mr. Cousins' significant role in the accomplishments of the Company in 1995, including performance measures referred to above.



                                  COMPENSATION, SUCCESSION, NOMINATING AND
                                  BOARD STRUCTURE COMMITTEE

February 20, 1996

                                   Richard W. Courts, II, Chairman
                                   Bennett A. Brown
                                   Terence C. Golden
                                   Henry C. Goodrich
                                   Boone A. Knox
                                   Richard E. Salomon

                        Compensation Committee Interlocks
                            and Insider Participation

     The Company's Compensation, Succession, Nominating and Board Structure Committee is comprised of Messrs. Courts, Brown, Golden, Goodrich, Knox and Salomon. None of such directors have any interlocking relationships required to be disclosed hereunder.

                 Comparison Of Five Year Cumulative Total Return

       The following table compares cumulative total returns of the Company and the indicated indexes assuming an investment of $100 on January 1, 1991 and reinvestment of dividends.

                                                     Fiscal Year Ended December 31,
                                                     ------------------------------
          Company/Index                 1990      1991       1992       1993       1994       1995
          -------------                 ----      ----       ----       ----       ----       ----

Cousins Properties Incorporated         $100    $124.72    $160.04    $190.23    $211.56    $260.91
New York Stock Exchange Index            100     129.41     135.50     153.85     150.86     195.61
Standard & Poor 500 Index                100     130.48     140.46     154.62     156.66     215.54
NAREIT Equity REIT Index                 100     135.70     155.49     186.06     191.95     221.26
Media General Industry Group 44 -
   Real Estate Index (1)                 100     121.07     132.22     162.68     147.76     168.10

     (1) This index is published by Media General Financial Services and includes the Company and 81 other real estate companies.

                            COMPENSATION OF DIRECTORS

       Each Director who is not an Officer will earn a $13,000 annual retainer plus $1,000 for each Board meeting and each Committee meeting attended. Committee Chairpersons will be paid an additional $1,000 annual fee.

       Under the Stock Plan for Outside Directors ("Director Stock Plan"), prior to 1995 outside directors received an award of one block of the Company's stock with a value of $5,000 for each year of service. For example, under the plan, in April of 1994, Mr. Brown and Mr. Salomon were awarded two blocks of the Company's stock with a value of $5,000 for each block. One block of stock is subject to forfeiture if a Director's service terminates prior to the one year term for membership ending on the first anniversary of the date of the grant, and the other is subject to forfeiture if a Director's service terminates prior to the one year term for membership ending on the second anniversary of the date of the grant. In 1995 this plan was amended to provide that such grants of blocks of the Company's stock would cease and the Directors could elect to receive their compensation either in cash or in shares of stock of the Company. This amendment and the restated Director Stock Plan were approved by the shareholders at the last annual meeting.

                          COMPLIANCE WITH SECTION 16(a)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

       Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's officers, directors and persons who own more than 10% of the Company's Common Stock to file certain reports with respect to each such person's beneficial ownership of the Company's Common Stock. In addition, Item 405 of Regulation S-K requires the Company to identify in its proxy statement each reporting person who failed to file on a timely basis reports required by Section 16(a) of the Exchange Act during the most recent fiscal year or the prior fiscal year. Based upon information supplied to the Company, the Company believes that the only matter to be reported here concerns the reporting of shares owned by Mr. Cousins' wife on his Forms 4 and 5. Although the holdings of Mr. Cousins' wife have been properly disclosed in the Company's proxy statements, such holdings were not included on Mr. Cousins' Forms 4 and 5 filings. These holdings were reported on Mr. Cousins' last 1995 Form 4 filing and Form 5 filing. Mr. Cousins has disclaimed beneficial interest in such shares.

                              CERTAIN TRANSACTIONS

       The Company and an affiliate of Thomas G. Cousins, Chairman and Chief Executive Officer of the Company, each own a 50% interest in an airplane and each pay the expenses related to the airplane based upon usage. This airplane was acquired in the fourth quarter of 1994, payment being made through trade-in of a similarly owned aircraft and payment by the Company and Mr. Cousins' affiliate of their pro rata share of the remainder of the purchase price ($718,000 each). The Company and an affiliate of Mr. Cousins also each own a 25% interest in an airplane hangar. The Company and the affiliate of Mr. Cousins each paid 25% of the aggregate cost of the hangar, and each pays 25% of the expenses related to the hangar. The Company's portion of shared airplane and hangar expenses totaled $105,040 in 1995.

       Nonami Enterprises, Inc., a company wholly owned by Mr. Cousins, leased office space from one of the Company's joint ventures in 1995. The base rent, additional rent and storage rent paid by this entity in 1995 totaled $67,393.

     One of the Company's joint ventures leased space to CREC and CMC in 1995. Under the terms of the lease and sublease, these entities paid rent at a rate equal to the rate that the Company was obligated to pay for such space under its lease. Mr. Cousins and Mr. DuPree are directors of CREC and CMC. Mr. Cousins, Mr. DuPree, Mr. John Murphy, Mr. Jones and Mr. Joel Murphy are officers of CREC and CMC. The financial results of CREC and CMC are included in the Company's consolidated results of operations. Mr. Cousins, Chairman of the Board and Chief Executive Officer of the Company, owns all of the voting common stock of CREC. CREC owns all of the common stock of CMC.

       In October of 1992, CMC acquired certain assets of New Market Companies, Inc. and certain affiliates (the "NM Entities") (said acquisition referred to as the "NM Acquisition"). Mr. DuPree was a principal owner and employee of the NM Entities. In October of 1992, Mr. DuPree was employed as President of CMC. Prior to the NM Acquisition, Mr. DuPree had personally acquired, either directly or indirectly, ownership interests in certain shopping center properties, including ownership interests in Mansell Crossing Associates ("Mansell"), Ashford Perimeter Associates, L.P. ("Ashford") and Merchants Walk Associates, L.P. (collectively, the "Partnerships"). Mr. DuPree retained these interests after the NM Acquisition. Either in connection with the NM Acquisition or shortly thereafter, CMC became the developer of the shopping center properties owned by the Partnerships. The terms of CMC's development arrangements were negotiated prior to Mr. DuPree's employment by CMC. In 1995, CMC earned $717,069 in development fees, leasing fees and other income related to the Partnerships and the NM Acquisition. The Company does not anticipate that Mr. DuPree or any other employee will have an ownership interest in development projects or owned properties which are commenced or acquired subsequent to the NM Acquisition. Mr. DuPree has sold his interests in Ashford and Mansell.

     In 1995, W. Michael Murphy & Associates, Inc. ("MMA"), an entity owned by the brother of Mr. Joel T. Murphy, performed services for CMC and CREC in connection with the development of two shopping centers. MMA received fees totaling $65,269 for such work.

                         APPROVAL OF AMENDMENTS TO 1989
                                STOCK OPTION PLAN
                  (TO BE RENAMED THE 1995 STOCK INCENTIVE PLAN)

       The Company maintains the 1989 Stock Option Plan (the "Original Plan"), which was approved previously by both the Board of Directors and the Company's stockholders. Pursuant to this plan, certain key employees of the Company are eligible to receive options to purchase shares of the Company's common stock.

       The Board of Directors of the Company has adopted the amended and restated Cousins Properties Incorporated 1995 Stock Incentive Plan (the "Amended Plan"), subject to the approval of the Company's stockholders at the Annual Meeting. The Amended Plan replaces the Original Plan. As with the Original Plan, the primary purpose of the Amended Plan is to provide a means by which the Board can provide long-term incentive compensation to key employees while at the same time aligning the interests of those employees with the interests of the stockholders. The number of shares of common stock reserved for issuance under the Amended Plan will be 2.5 million, including 2 million shares reserved under the Original Plan. Currently, there are 30 key employees who are eligible to participate in the Amended Plan.

       Pursuant to the terms of the Amended Plan, the Board of Directors of the Company shall have the right to grant to key employees restricted stock, as well as stock options. Such stock may be granted with or without conditions or restrictions. In 1995, the Board awarded 110,400 shares of stock to key employees under the Amended Plan, subject to the Amended Plan being approved by the stockholders of the Company at the Annual Meeting. Of this total, 10,400 shares were awarded in lieu of cash bonuses and without conditions, except for the restriction that they may not be transferred until the stockholders have approved the Amended Plan. The remaining 100,000 shares were awarded to Mr. Daniel M. DuPree, the President and Chief Operating Officer of the Company.

       The shares awarded to Mr. DuPree were granted as of September 30, 1995. Of the 100,000 shares, 20,000 were awarded subject only to an employment condition (the "Employment Condition"). Mr. DuPree will satisfy the employment condition with respect to such shares of stock if he remains a key employee throughout the term, which begins on the date of the grant and ends on the fifth anniversary of such date. The remaining 80,000 shares were awarded subject to both the Employment Condition and performance conditions. Of the 80,000 shares, 48,000 are subject to a stock performance condition related to the annualized total return per year on the stock (the "Total Return Performance Condition") and 32,000 shares are subject to a performance condition related to the compounded annual funds from operations per share growth rate (the "FFO Performance Condition"). The Total Return Performance Condition is structured so that if the stockholders receive a cumulative annualized total return over the 5 year period ending on the fifth anniversary after the date of grant of 18% or more, all of the shares subject to that condition shall be deemed earned by Mr. DuPree (assuming the Employment Condition is satisfied). If the stockholders achieve between a 12% and 18% cumulative annualized total return during such period, between 40% and 100% of the affected shares may be earned, depending upon the actual level of the return. If Mr. DuPree fails to earn 100% of such shares, he may, in the sixth and seventh years following the date of grant, earn the remaining shares depending upon the cumulative annualized total return achieved as of the end of each such year. The FFO Performance Condition is structured in a manner similar to the Total Return Performance Condition. If the Company achieves an annualized funds from operations per share growth rate of 13.5% or more as of the fifth anniversary of the date of grant, 100% of the shares subject to this condition may be earned by Mr. DuPree (assuming the Employment Condition is satisfied). If the annualized funds from operations per share growth rate is between 7.5% and 13.5% over such period, between 40% and 100% of such shares may be earned, depending upon the actual level of the growth rate. If Mr. DuPree fails to earn 100% of such shares, he may earn the remaining shares as of the end of the sixth and seventh years after the date of grant, depending upon the annualized funds from operations per share growth rate achieved by the Company at the end of each such period.

       The Board of Directors of the Company may amend the Amended Plan from time to time; provided, that no amendment will become effective absent the approval of the Company's stockholders to the extent such amendment would (i) increase the number of shares reserved under the plan, (ii) extend the maximum life of the plan or the maximum exercise period under the plan, (iii) decrease the minimum option price as set forth in the plan, (iv) change the class employees eligible for options or otherwise materially modify the requirements as to eligibility for participation in the plan or (v) otherwise materially increase the benefits accruing to key employees under the plan. In addition, the Company's Board of Directors will have the right to suspend the granting of options or restricted stock under the plan at any time and may terminate the plan at any time provided that the Company will not have the right to unilaterally modify, amend or cancel any option or restricted stock granted before the suspension or termination unless certain conditions are met.

       In the event the Company's stockholders approve the Amended Plan, all awards made under the Original Plan will remain in effect subject to the terms and conditions of the Amended Plan.

       The following discussion summarizes the material features of the Amended Plan. This discussion does not purport to be complete and is qualified in its entirety by reference to the Amended Plan. The full text of the Amended Plan is attached to this Proxy Statement as Exhibit "A." The amendment of the Original Plan requires the approval of the holders of a majority of the shares represented and voting at the Annual Meeting.

       Management and the Board recommend a vote FOR the amendment of the Original Plan.

                               General Information

       The purpose of the Amended Plan is to promote the interests of the Company and its related companies by granting stock options and restricted stock to "key employees" (as defined below) in order to (1) attract and retain key employees, (2) provide an additional incentive to key employees to work to increase the value of the Company's common stock, and (3) provide key employees with a stake in the future of the Company that corresponds to the stake of the Company's stockholders. Under the Amended Plan, a committee of the Board of Directors may grant to key employees (1) options to purchase common stock and
(2) restricted stock. Options granted may be either incentive stock options ("ISOs") or non-qualified stock options ("Non-ISOs"). There are 2.5 million shares of common stock reserved for issuance under the Amended Plan. On March 19, 1996, the last reported sale price for the Company's common stock on the New York Stock Exchange was $18 7/8.

                                 Administration

       The Amended Plan is administered by a committee of the Board of Directors. The Board of Directors currently has determined that the Committee will act as such committee. No director, while a member of the Committee, is eligible to receive options or restricted stock under the Amended Plan. The interpretation and construction by the Committee of any provision of the Amended Plan, or of any option or restricted stock granted under the Amended Plan, is final.

                                  Participation

       Only key employees are eligible for the grant of options or restricted stock under the Amended Plan. A "key employee" is defined under the Amended Plan as any employee of the Company or CREC, or any subsidiary of the Company or CREC, who, in the judgment of the Committee, acting in its absolute discretion, is key to the success of the Company, CREC or such subsidiary. There are presently 30 employees employed by the Company, CREC or a subsidiary of the Company or CREC whom the Committee considers to be key employees and thus eligible to receive grants of options and restricted stock under the Amended Plan.

                                     Options

       The Committee may grant options under the Amended Plan to such key employees as the Committee may determine, provided, however, that (1) the Committee may not grant ISOs to a key employee unless he or she is employed by the Company or a subsidiary of the Company, (2) the Committee may not grant options in any calendar year to a key employee for more than 200,000 shares of common stock, and (3) the aggregate fair market value of common stock subject to all ISOs (within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, (the "Code")) granted to a key employee under the Amended Plan (or any other stock option plan of the Company or a subsidiary or parent corporation of the Company) which first become exercisable in a calendar year may not exceed $100,000. The Committee may grant new options in exchange for the cancellation of outstanding options that have a higher or lower option price. The written agreement or instrument under which an option is granted (the "Option Certificate") specifies whether the option is an ISO or Non-ISO and incorporates such terms and conditions as the Committee, in its absolute discretion, deems consistent with the terms of the Amended Plan.

       Option Price. The option price for options granted under the Amended Plan is determined by the Committee, but the option price of an ISO may be no less than the fair market value of the Company's common stock on the date the option is granted or, if the ISO is granted to a key employee who owns stock possessing more than 10% of the total combined voting power of all stock of the Company or any subsidiary or parent corporation of the Company (a "Ten Percent Shareholder"), the option price of the ISO may be no less than 110% of such fair market value. The option price of a Non-ISO may be less than the fair market value of the common stock of the Company on the date the option is granted but may not be less than adequate consideration, as determined by the Board of Directors in its absolute discretion, for such stock.

       Options granted under the Amended Plan, at the discretion of the Committee, may provide for payment of the option price in cash, common stock of the Company held by the key employee for at least 6 months or a combination of cash and such common stock.

       Option Exercise; Expiration Dates. Each option granted under the Plan is exercisable in whole or in part as set forth in the particular Option Certificate under which the option is granted, but in no event (1) before the end of the 6-month period that starts on the date the option is granted or (2) after the date that is the fifth anniversary of the date the option is granted if the option is an ISO and is granted to a key employee who is a Ten Percent Shareholder or the tenth anniversary of the date the option is granted in all other cases. An Option Certificate may provide for the exercise of an option after a key employee's employment has terminated. In addition, the Committee, acting in its absolute discretion, may provide in an Option Certificate that a key employee may surrender his or her option in whole or in part (if the option is otherwise exercisable), in lieu of exercising the option in whole or in part, and receive (to the extent consistent with the exemption under Rule 16b-3 to Section 16(b) of the Exchange Act of 1934 ("Rule 16b-3")) a payment in cash or in common stock, or in a combination of cash and common stock, equal in amount to the excess of the fair market value of the common stock subject to the surrendered option on the surrender date over the option price for such common stock.

                                Restricted Stock

       The Committee also may grant restricted stock under the Amended Plan to such key employees as the Committee may determine and may make new restricted stock grants in exchange for outstanding restricted stock grants. The written agreement or instrument under which restricted stock is granted (the "Restricted Stock Certificate") sets forth the objective employment, performance or other grant conditions, if any, under which common stock will be issued in the name of the key employee and the objective employment, performance or other forfeiture conditions, if any, under which the key employee's interest in such common stock will become nonforfeitable. Common stock subject to a restricted stock grant is issued in the name of a key employee only after each grant condition, if any, has been satisfied, and such common stock is held by the Company pending the satisfaction of each forfeiture condition, if any. Each Restricted Stock Certificate specifies what rights, if any, a key employee has with respect to the common stock issued in the name of the key employee; the Committee may grant dividend equivalent rights on restricted stock while such stock remains subject to a grant condition.

                               Nontransferability

       Neither an option granted under the Plan, any related surrender right nor any restricted stock may be transferred by a key employee except by will or by the laws of descent and distribution, and an option may be exercised during a key employee's lifetime only by such key employee.

                              Life of Amended Plan

       No option or restricted stock may be granted under the Amended Plan on or after the earlier of (1) the tenth anniversary of the effective date of the Original Plan, in which event the Amended Plan will continue in effect until all outstanding options have been surrendered or exercised in full or are no longer exercisable and all outstanding restricted stock grants have been forfeited or the forfeiture conditions, if any, with respect to such grants have lapsed, or
(2) the date on which all of the common stock reserved under the Amended Plan has been issued or no longer is available for issuance under the Amended Plan, in which event the Amended Plan will also terminate on such date.

                              Adjustment of Shares

       The Amended Plan provides for adjustment by the Board of Directors of the Company in an equitable manner of the number of shares of common stock available for the grant of options under the Amended Plan, the number of shares of common stock covered by options granted under the Amended Plan and the option price of such options, as well as the number of shares of restricted stock granted under the Amended Plan, to reflect any change in the capitalization of the Company, including, but not limited to, changes such as stock splits or stock dividends. Furthermore, in the event of a merger, acquisition, reorganization or other similar corporate transaction that provides for the substitution or assumption of options granted under the Amended Plan, the Board of Directors may similarly adjust the number of shares available for the grant of options, the number of shares covered by options granted and the option price of such options, as well as the number of shares of restricted stock granted.

                        Sale or Merger; Change in Control

       If the Company agrees to sell all or substantially all of its assets, or agrees to any merger, consolidation, reorganization, division or other corporate transaction in which common stock is converted into another security or the right to receive securities or other property and such agreement does not provide for the assumption or substitution of the options or restricted stock granted under the Amended Plan, at the direction and discretion of the Board of Directors of the Company each then outstanding option and restricted stock grant may be canceled unilaterally by the Company as of any date before the effective date of such transaction in exchange for the same consideration that each key employee would have received if (1) each such option had been exercisable in full and each key employee had surrendered each such option on such date and (2) all common stock subject to each restricted stock grant had been issued and had become nonforfeitable on such date.

       Likewise, if the Board of Directors determines that there has been a "change in control" of the Company (as defined in the Amended Plan) or a tender or exchange offer is made for the common stock of the Company (other than by the Company or an employee benefit plan established and maintained by the Company), the Board of Directors may take any action it deems appropriate under the circumstances with respect to any or all unexercised options and restricted stock grants in order to maintain the integrity of such grants under the Amended Plan, including following the procedure established for the sale or merger of the Company as summarized above. In this regard, the Board of Directors may take different action with respect to different key employees as it deems appropriate under the circumstances.

                            Amendment and Termination

       The Board of Directors of the Company may amend the Amended Plan from time to time to the extent that the Board of Directors deems necessary or appropriate, provided, however, that no amendment may be made without approval of the stockholders of the Company (1) to increase the number of shares reserved under the Amended Plan, (2) to extend the maximum life of the Amended Plan or the maximum exercise period of an option granted under the Amended Plan, (3) to decrease the minimum option price under the Amended Plan, (4) to change the class of employees eligible for options under the Amended Plan or to otherwise "materially" modify (within the meaning of Rule 16b-3) the requirements as to eligibility for participation in the Amended Plan or (5) to otherwise materially increase the benefits accruing under the Amended Plan. The Board of Directors also may suspend the granting of options or restricted stock or terminate the Amended Plan at any time. The Company, however, may only modify, amend or cancel any option or restricted stock theretofore granted if the key employee consents in writing to such modification, amendment or cancellation or if there is a dissolution or liquidation of the Company or a merger, consolidation, reorganization, division or other corporate transaction as summarized above.

                         Federal Income Tax Consequences

       A brief description of the federal income tax consequences of the Amended Plan under present law is set forth below. Each key employee is cautioned that this description is only a general summary of such consequences and is based on a good faith interpretation of the current federal income tax laws, regulations (including certain proposed regulations) and judicial and administrative interpretations. The federal income tax laws and regulations frequently are amended, and such amendments may or may not be retroactive with respect to transactions described herein. In addition, reasonable persons may differ on the proper interpretation of such laws and regulations. Furthermore, key employees participating in the Amended Plan may be subject to taxes other than federal income taxes, such as federal employment taxes, state and local income taxes and estate or inheritance taxes, and individual circumstances may vary results.

       The Amended Plan is not "qualified" under Section 401(a) of the Code. Each option granted under the Amended Plan, however, is intended, as identified by the Committee, either to (1) qualify as an ISO under Section 422 of the Code or (2) not to so qualify, but rather to constitute a Non-ISO. An ISO or a Non-ISO also may include a surrender feature. A key employee is not subject to any federal income tax upon the grant of an option or a related surrender feature.

       ISO. Upon the exercise of an ISO and the related transfer of common stock, a key employee normally does not recognize any income for federal income tax purposes, and the Company normally is not entitled to any federal income tax deduction in connection with such transaction. However, the excess of the fair market value of the shares transferred upon the exercise of an ISO over the price paid for such shares (the "spread") generally will constitute an item of alternative minimum tax adjustment to the key employee for the year in which the option is exercised, and such key employee's federal income tax liability may be increased as a result of such exercise under the alternative minimum tax rules of the Code. The portion of a key employee's minimum tax liability, if any, attributable to the spread may give rise to a credit against such key employee's regular tax liability in later years.

       If a key employee disposes of common stock received pursuant to the exercise of an ISO within two years from the date of the grant of the ISO or within one year from the date of the exercise of the ISO (the "holding periods"), the key employee generally will recognize ordinary income equal to the lesser of (1) the gain recognized (i.e., the excess of the amount realized on the disposition over the option price) or (2) the spread. The balance, if any, of the key employee's gain over the amount treated as ordinary income on a disposition generally will be long-term or short-term capital gain depending upon the holding period. The Company normally will be entitled to a federal income tax deduction equal to any ordinary income recognized by the key employee.

       Following satisfaction of the holding periods, the disposition of shares of common stock acquired pursuant to the exercise of an ISO generally will result in long-term capital gain or loss treatment with respect to the difference between the amount realized on the disposition and the option price. The Company will not be entitled to any federal income tax deduction as a result of such disposition.

       Special rules will apply to a key employee who exercises an ISO by paying the option price, in whole or in part, by the transfer to the Company of shares of common stock of the Company.

       Non-ISO. Upon the exercise of a Non-ISO, the key employee generally will recognize ordinary income in an amount equal to the excess, if any, of the fair market value of the shares transferred to the key employee pursuant to the exercise over the option price of such shares. Such fair market value generally will be determined on the date of the transfer. The income will be recognized in the year of transfer, and the Company generally will be entitled to a corresponding federal income tax deduction, provided the Company satisfies applicable federal income tax reporting requirements. The sale or other taxable disposition of shares of common stock acquired through the exercise of a Non-ISO generally will result in a short-term or long-term capital gain or loss equal to the difference between the amount realized on the disposition and the fair market value of the shares of common stock when the Non-ISO was exercised. Special rules will apply to a key employee who exercises a Non-ISO by paying the option price, in whole or in part, by the transfer to the Company of shares of common stock of the Company.

       Surrender of Option. A key employee will recognize ordinary income for federal income tax purposes upon the surrender of an option under the Amended Plan in exchange for cash, common stock or a combination of cash and common stock, and the amount of income that the key employee will recognize will depend on the amount of the cash, if any, and the fair market value of the common stock, if any, that the key employee receives as a result of such surrender. If a key employee receives common stock, the fair market value of such common stock will be determined as of the date of transfer to the key employee. The Company generally will be entitled to a federal income tax deduction in an amount equal to the ordinary income recognized by the key employee in the same taxable year in which the key employee recognizes such income if the Company satisfies applicable federal income tax reporting requirements. Any gain or loss recognized upon the disposition of common stock acquired pursuant to the surrender of an option will qualify as short-term or long-term capital gain or loss depending on how long the key employee holds the common stock before such disposition.

       Restricted Stock. A key employee is not subject to any federal income tax upon the grant of restricted stock, nor does the grant of restricted stock result in an income tax deduction for the Company, unless the restrictions on the stock do not present a substantial risk of forfeiture as defined under
Section 83 of the Code. In the year that the restricted stock is no longer subject to a substantial risk of forfeiture, the key employee will recognize ordinary income in an amount equal to the fair market value of the shares of common stock transferred to the key employee. Such fair market value generally will be determined on the date the restricted stock is no longer subject to a substantial risk of forfeiture. If the restricted stock is forfeited, the key employee will recognize no gain.

       A key employee may make an election under Section 83(b) of the Code to recognize the fair market value of the common stock as taxable income at the time of grant of the restricted stock. If such an election is made, (1) the key employee will not otherwise be taxed in the year that the restricted stock is no longer subject to a substantial risk of forfeiture and (2) if the restricted stock is subsequently forfeited, the key employee will be allowed no deduction with respect to such forfeiture. Cash dividends paid to a key employee on shares of restricted stock prior to the date the restricted stock is no longer subject to a substantial risk of forfeiture or is forfeited are treated as ordinary income of the key employee in the year received. The Company generally will be entitled to a federal income tax deduction equal to the amount of ordinary income recognized by the key employee when such ordinary income is recognized by the key employee, provided the Company satisfies applicable federal income tax reporting requirements.

       Depending on the period shares of common stock are held after receipt by the key employee, the sale or other taxable disposition of such shares will result in a short-term or long-term capital gain or loss in the year of disposition equal to the difference between the amount realized on such disposition and the fair market value of such shares generally determined on the date the restricted stock is no longer subject to a substantial risk of forfeiture.

                            APPROVAL OF AMENDMENT TO
                         COUSINS PROPERTIES INCORPORATED
                        STOCK PLAN FOR OUTSIDE DIRECTORS

       The Company maintains the Stock Plan for Outside Directors (the "Director Stock Plan"), which was approved previously by the Board of Directors and the Company's stockholders. The primary purpose of the Director Stock Plan is to attract and retain well-qualified persons who are not employees of the Company for service as Directors of the Company and to provide incentives to such Directors through the award of shares of the Company's common stock. The number of shares of common stock reserved for issuance under the Director Stock Plan is 150,000 shares. Currently, there are six outside directors eligible to participate in the Director Stock Plan.

       The Director Stock Plan currently provides that the Director may elect to receive Company stock in lieu of cash fees otherwise payable for services as a Director. The price at which the shares are issued is equal to the Market Price (as defined in the Director Stock Plan) of the stock on the Issuance Date (as defined in the Director Stock Plan). The Board of Directors has, subject to approval of the Company's stockholders at the Annual Meeting, amended the Director Stock Plan to provide that the price at which the shares are issued shall be equal to 95% of the Market Price of the stock on the Issuance Date. The proposed amendment of the Director Stock Plan would modify section 3.4 of the Director Stock Plan to read as follows:

              3.4 Number of  Shares.  The  number  of  shares of Stock  which an
                  Outside Director shall receive in lieu of any cash payment shall be determined by CPI by dividing the amount of the cash payment which the Outside Director has elected under ss.3.2 to receive in the form of Stock by 95% of the Market Price of a share of Stock on the Issuance Date, and by rounding down to the nearest whole share of Stock. Such shares shall be issued to the Outside Director as of the Issuance Date. [New language is underlined.]

       The amendment of the Director Stock Plan requires the approval of the holders of a majority of the shares represented and voting at the Annual Meeting.


       The following dicussion summarizes the principal features of the Director Stock Plan. This discussion does not purport to be complete and is qualified in its entirety by reference to the Director Stock Plan.

       Management and the Board recommend a vote FOR the amendment of the Director Stock Plan.

                               General Information

       The primary purpose of the Director Stock Plan is to attract and retain well-qualified persons who are not employees of the Company for service as Directors of the Company and to provide incentives to such Directors though the award of shares of the Company's common stock.

                                  Participation

       All Directors of the Company who are not otherwise employees of the Company ("Outside Directors") are eligible to participate in the Director Stock Plan.

                        Election to Receive Common Stock

       Under the Director Stock Plan, each Outside Director has the right on or after April 28, 1995 to elect to receive shares of the Company's common stock in lieu of cash with respect to all or a specific percentage of (1) any installment of his or her annual retainer, (2) any fee payable to him or to her for attending a meeting of the Board of Directors or a committee thereof and (3) any fee payable to him or to her serving as the chairperson of a committee of the Board of Directors.

       Any election under the Director Stock Plan to receive common stock in lieu of cash must be made in writing and is effective 6 months after the date the Outside Director delivers such election to the Secretary of the Company. Any election may apply to one, or more than one, cash payment described above. An Outside Director may subsequently revoke any election to receive shares of common stock and make a new election. Any subsequent election also must be in writing and is effective 6 months after the date the Outside Director delivers such election to the Secretary of the Company. There is no limit under the Director Stock Plan on the number of elections which an Outside Director can make.

                         Shares of Common Stock Received

       The Company determines the number of shares of common stock that an Outside Director will receive in lieu of cash by dividing the amount of the cash payment that the Director elects to receive in the form of common stock by the Market Price (as defined below) of a share of common stock on the Issuance Date (as defined below), rounding down to the nearest whole share of common stock. Under the proposed amendment, if approved, the Company would determine the number of shares of common stock that an Outside Director will receive in lieu of cash by dividing the amount of the cash payment that the Director elects to receive in the form of common stock by 95% of the Market Price of a share of common stock on the Issuance Date. The Company issues such shares to the Outside Director as of the Issuance Date. Under the Director Stock Plan, Market Price on a particular day is defined as the average of the high and the low prices as reported for such day on the national securities exchange on which the common stock is actively traded, as such prices are accurately reported in The Wall Street Journal or, if there is no such report for such day, such prices as so reported for the last business day before such day. Under the Director Stock Plan, the Issuance Date is defined, (1) with respect to shares to be issued for fees earned on the date of a regular quarterly Board of Directors meeting, as the date of such meeting and (2) with respect to shares to be issued for fees earned between regularly quarterly Board of Directors meetings, as the date of the next regular Board of Directors meeting. Shares of common stock issued under the Director Stock Plan may be, at the Company's discretion, treasury shares or authorized by unissued shares of common stock.

       If the number of shares of common stock available under the Director Stock Plan are insufficient as of any date to issue the common stock called for in the preceding paragraph, the Company is to issue common stock to each Outside Director based on a fraction of the then available shares, the numerator of which is equal to the amount of the cash payment to the Outside Director on which the issuance of such common stock was to be based and the denominator of which is equal to the amount of the total cash payments to all Outside Directors on which the issuance of such common stock was to be based.

                            Amendment and Termination

       The Board of Directors of the Company may amend the Director Stock Plan from time to time provided that no amendment may become effective, absent the approval of the Company's stockholders, to the extent such amendment under the terms of Rule 16b-3 would (1) materially increase the benefits accruing to participants under the Director Stock Plan, (2) materially increase the number of securities that may be issued under the Director Stock Plan or (3) materially modify the requirements as to eligibility for participation in the Director Stock Plan.

       The Company's Board of Directors has the right to terminate the Director Stock Plan at any time (subject to certain acceleration provisions relating to vesting shares issued pursuant to the Original Plan).

                             PRINCIPAL STOCKHOLDERS

       The following table sets forth certain information concerning each person known to the Company's Board of Directors to be the "beneficial owner," as such term is defined by the rules of the Securities and Exchange Commission, of more than 5% of the outstanding shares of the Company's common stock:

     Name and                                                          Percent
      Address                              Amount Beneficially Owned   of Class
      -------                              -------------------------   --------
Thomas G. Cousins                                5,623,684(1)            19.88%
2500 Windy Ridge Parkway
Suite 1600
Atlanta, Georgia  30339
Southeastern Asset Management, Inc.              2,031,500(2)(3)          7.20%
6075 Poplar Avenue
Suite 900
Memphis, Tennessee 38119
Cohen & Steers Capital Management, Inc.          2,026,500(2)(4)          7.18%
757 Third Avenue
New York, New York  10017
Spears, Benzak, Salomon & Farrell, Inc.          1,895,447(2)(5)          6.72%
45 Rockefeller Plaza
New York, New York  10111

(1) Ownership is as of February 1, 1996. Does not include 458,089 shares owned by Mr. Cousins' wife, as to which Mr. Cousins disclaims beneficial interest. Includes 129,294 shares as to which Mr. Cousins shares voting and investment power. Because of his beneficial ownership and management position, Mr. Cousins may be deemed to be a control person, as that term is defined by the rules of the Securities and Exchange Commission, of the Company.
(2)  Ownership is as of December 31, 1995.
(3) The beneficial owner is an investment advisor. Mr. O. Mason Hawkins is a co-filer of Schedule 13G in the event he could be deemed a controlling person of the investment advisor. The beneficial owner has indicated that it has sole voting power over 814,500 shares and sole dispositive power over 848,300 shares. It has also indicated that it has shared voting power over 1,173,300 shares and shared dispositive power over 1,173,000 shares. It has indicated that it has no voting power over 44,000 shares and no dispositive power over 10,200 shares. The beneficial owner has also represented to the Company that neither the beneficial owner nor any of its clients holds shares in violation of Article 11 of the Restated Articles of Incorporation of the Company.

(4) The beneficial owner is an investment advisor. The beneficial owner has indicated that it has sole voting power over 1,781,800 shares and sole dispositive power over 2,026,500 shares. The beneficial owner has represented to the Company that neither the beneficial owner nor any of its clients holds shares in violation of Article 11 of the Restated Articles of Incorporation of the Company.
(5) The beneficial owner is an investment advisor. The beneficial owner has indicated that it shares the power to vote or direct the vote of such shares and that it shares the power to dispose or direct the disposition of such shares with various customers for whom the shares were purchased, but in each case the customer has the ultimate power to vote and dispose of the shares and may at any time revoke the beneficial owner's authority to vote and dispose of the shares. The beneficial owner has represented to the Company that neither the beneficial owner nor any of its clients holds shares in violation of Article 11 of the Restated Articles of Incorporation of the Company. Mr. Salomon, a Director of the Company, is a Managing Director of Spears, Benzak, Salomon & Farrell, Inc.

                              FINANCIAL STATEMENTS

       The Company's annual report for the year ended December 31, 1995, including audited financial statements, is being mailed together with this Proxy Statement. The annual report does not form any part of the materials for solicitation of proxies.

                   STOCKHOLDER PROPOSALS AT THE COMPANY'S NEXT
                         ANNUAL MEETING OF STOCKHOLDERS

       Stockholders who intend to submit proposals for consideration at the Company's next annual meeting of stockholders must submit such proposals to the Company no later than November 29, 1996, in order to be considered for inclusion in the proxy statement and form of proxy to be distributed by the Board in connection with that meeting. Stockholder proposals should be submitted to Tom
G. Charlesworth, 2500 Windy Ridge Parkway, Suite 1600, Atlanta, Georgia 30339.

                                  OTHER MATTERS

       The minutes of the Annual Meeting of Stockholders held on April 28, 1995 will be presented at the meeting, but it is not intended that action taken under the proxy will constitute approval of the matters referred to in such Minutes. The Board knows of no other matters to be brought before the meeting. However, if any other matters should come before the meeting, the persons named in the proxy will vote such proxy in accordance with their judgment on such matters.

                            EXPENSES OF SOLICITATION

       The cost of proxy solicitation will be borne by the Company. In an effort to have as large a representation at the meeting as possible, special solicitation of proxies may, in certain instances, be made personally, or by telephone, telegraph, or mail by one or more Company employees. The Company will also reimburse brokers, banks, nominees and other fiduciaries for postage and reasonable clerical expenses of forwarding the proxy materials to their principals, the beneficial owners of the Company's stock.

                                    TOM G. CHARLESWORTH
                                    Secretary



March 29, 1996

                                   Exhibit "A"








                         COUSINS PROPERTIES INCORPORATED
                            1995 STOCK INCENTIVE PLAN

                                TABLE OF CONTENTS
                                -----------------

                                                                         Page
                                                                         ----

 1.  BACKGROUND...........................................................A-1
 2.  PURPOSE .............................................................A-1
 3.  DEFINITIONS A-1
         3.1.   Board.....................................................A-1
         3.2.   Change in Control.........................................A-1
         3.3.   Code......................................................A-1
         3.4.   Committee.................................................A-1
         3.5.   CPI.......................................................A-1
         3.6.   CREC......................................................A-2
         3.7.   Fair Market Value.........................................A-2
         3.8.   ISO.......................................................A-2
         3.9.   Key Employee..............................................A-2
        3.10.   1933 Act..................................................A-2
        3.11.   1989 Plan.................................................A-2
        3.12.   Non-ISO...................................................A-2
        3.13.   Option....................................................A-2
        3.14.   Option Certificate........................................A-2
        3.15.   Option Price..............................................A-2
        3.16.   Parent Corporation........................................A-2
        3.17.   Plan......................................................A-2
        3.18.   Rule 16b-3................................................A-2
        3.19.   Stock.....................................................A-2
        3.20.   Subsidiary................................................A-3
        3.21.   Surrendered Option........................................A-3
        3.22.   Restricted Stock..........................................A-3
        3.23.   Restricted Stock Certificate..............................A-3
        3.24.   Ten Percent Shareholder...................................A-3
 4.  SHARES SUBJECT TO OPTIONS OR RESTRICTED STOCK GRANTS.................A-3
 5.  EFFECTIVE DATE.......................................................A-3
 6.  COMMITTEE   A-4
 7.  ELIGIBILITY A-4

 8.  GRANT OF OPTIONS.....................................................A-4
          8.1   Committee Action..........................................A-4
          8.2   $100,000 Limit............................................A-4
 9.  OPTION PRICE.........................................................A-5
 10. EXERCISE PERIOD......................................................A-5
 11. RESTRICTED STOCK.....................................................A-6
         11.1   Committee Action..........................................A-6
         11.2   Conditions................................................A-6
         11.3   Dividends and Voting Rights...............................A-6
         11.4   Satisfaction of All Conditions............................A-7
 12. NONTRANSFERABILITY...................................................A-7
 13. SURRENDER OF OPTIONS.................................................A-7
         13.1   General Rule..............................................A-7
         13.2   Procedure.................................................A-7
         13.3   Payment...................................................A-8
         13.4   Restrictions..............................................A-8
 14. SECURITIES REGISTRATION AND RESTRICTIONS.............................A-8
 15. LIFE OF PLAN.........................................................A-9
 16. ADJUSTMENT  A-9
 17. SALE OR MERGER OF CPI; CHANGE IN CONTROL............................A-10
         17.1   Sale or Merger...........................................A-10
         17.2   Change in Control........................................A-10
 18. AMENDMENT OR TERMINATION............................................A-10
 19. MISCELLANEOUS.......................................................A-11
         19.1   No Shareholder Rights....................................A-11
         19.2   No Contract of Employment................................A-11
         19.3   Withholding..............................................A-11
         19.4   Construction.............................................A-11
         19.5   Loans....................................................A-11

                                   SECTION 1.

                                   BACKGROUND

     This Plan is an amendment and restatement of the 1989 Plan, and this Plan is effective as of September 5, 1995.

                                   SECTION 2.

                                     PURPOSE

     The purpose of this Plan is to promote the interests of CPI and its related companies by granting Options to purchase Stock and Restricted Stock to Key Employees in order (1) to attract and retain Key Employees, (2) to provide an additional incentive to each Key Employee to work to increase the value of Stock and (3) to provide each Key Employee with a stake in the future of CPI which corresponds to the stake of each of CPI's shareholders.

                                   SECTION 3.

                                   DEFINITIONS

     Each term set forth in this Section 3 shall have the meaning set forth opposite such term for purposes of this Plan and, for purposes of such definitions, the singular shall include the plural and the plural shall include the singular.

     3.1. Board -- means the Board of Directors of CPI.

     3.2. Change in Control -- means (a) the acquisition of the power to direct, or cause the direction, of the management and policies of CPI by a person (not previously possessing such power), acting alone or in conjunction with others, whether through the ownership of Stock, by contract or otherwise, or (b) the acquisition, directly or indirectly, of the power to vote 20% or more of the outstanding Stock by a person or persons (other than a person possessing such power on the date this Plan becomes effective or CPI or an employee benefit plan established and maintained by CPI). For purposes of this definition, (i) the term "person" means a natural person, corporation, partnership, joint venture, trust, government or instrumentality of a government and (ii) customary agreements with or between underwriters and selling group members with respect to a bona fide public offering of Stock shall be disregarded.

     3.3. Code -- means the Internal Revenue Code of 1986, as amended.

     3.4. Committee -- means a committee which shall have at least 2 members, each of whom shall be appointed by and shall serve at the pleasure of the Board and shall come within the definition of a "disinterested person" under Rule 16b-3 and an "outside director" under Section 162(m) of the Code.

     3.5. CPI -- means Cousins Properties Incorporated and any successor to such corporation.

     3.6. CREC -- means Cousins Real Estate Corporation and any successor to such corporation.

     3.7.  Fair Market Value -- means (1) the closing  price on any date for a share of Stock as reported by The Wall Street Journal under the New York Stock Exchange Composite Transactions or, if Stock is no longer traded on the New York Stock Exchange, under the quotation system under which such closing price is reported or, if The Wall Street Journal no longer reports such closing price, such closing price as reported by a newspaper or trade journal selected by the Committee or, if no such closing price is available on such date, (2) such closing price as so reported in accordance with Section 3.7(1) for the immediately preceding business day, or, if no newspaper or trade journal reports such closing price or if no such price quotation is available, (3) the price which the Committee acting in good faith determines through any reasonable valuation method that a share of Stock might change hands between a willing buyer and a willing seller, neither being under any compulsion to buy or to sell and both having reasonable knowledge of the relevant facts.

     3.8. ISO -- means an option granted under this Plan to purchase Stock which is intended to satisfy the requirements of Section 422 of the Code.

     3.9. Key Employee -- means an employee of CPI, CREC or any Subsidiary of CPI or CREC who, in the judgment of the Committee acting in its absolute discretion, is a key to the success of CPI, CREC or a Subsidiary of CPI or CREC.

     3.10.  1933 Act -- means the Securities Act of 1933, as amended.


     3.11. 1989 Plan -- means the Cousins Properties Incorporated 1989 Stock Option Plan as amended through September 4, 1995.

     3.12. Non-ISO -- means an option granted under this Plan to purchase stock which is intended to fail to satisfy the requirements of Section 422 of the Code.

     3.13.  Option -- means an ISO or a Non-ISO.

     3.14. Option Certificate -- means the written agreement or instrument which sets forth the terms of an Option granted to a Key Employee under this Plan.

     3.15. Option Price -- means the price which shall be paid to purchase one share of Stock upon the exercise of an Option granted under this Plan.

     3.16. Parent Corporation -- means any corporation which is a parent of CPI within the meaning of Section 424(e) of the Code.

     3.17. Plan -- means this Cousins Properties Incorporated 1996 Stock Incentive Plan effective as of September 5, 1995 and as amended from time to time thereafter.

     3.18. Rule 16b-3 -- means the exemption under Rule 16b-3 to Section 16b of the Securities Exchange Act of 1934, as amended, or any successor to such rule.

     3.19.  Stock -- means the $1.00 par value Common Stock of CPI.

     3.20.   Subsidiary  --  means  any  corporation   which  is  a subsidiary
corporation (within the meaning of Section 424(f) of the Code) of another corporation.

     3.21. Surrendered Option-- means the shares of Stock subject to an Option described in Section 13.2 which (in lieu of being purchased through the exercise of such Option) are surrendered for cash or for Stock, or for a combination of cash and Stock, in accordance with Section 13.

     3.22.  Restricted Stock -- means Stock granted to a Key Employee under
Section 11 of this Plan.

     3.23. Restricted Stock Certificate -- means the written agreement or instrument which sets forth the terms and conditions of a Restricted Stock grant to a Key Employee.

     3.24. Ten Percent Shareholder -- means a person who owns (after taking into account the attribution rules of Section 424(d) of the Code) more than ten percent (10%) of the total combined voting power of all classes of stock of either CPI, a Subsidiary of CPI or a Parent Corporation.

                                   SECTION 4.

              SHARES SUBJECT TO OPTIONS OR RESTRICTED STOCK GRANTS

     There shall be 2.5 million shares of Stock reserved for use under this Plan, 2 million of which were originally reserved for use under the 1989 Plan. Such shares of Stock shall be reserved to the extent that CPI deems appropriate from authorized but unissued shares of Stock and from shares of Stock which have been reacquired by CPI. Any shares of Stock subject to an Option which remain unissued after the cancellation, expiration or exchange of such Option for another Option and any shares of Restricted Stock which are forfeited thereafter shall again become available for use under this Plan, but any Surrendered Shares which remain unissued after the surrender of an Option under Section 13 and any shares of Stock used to exercise an Option under
Section 9 or to satisfy a withholding obligation under Section 19.3 shall not again be available for use under this Plan.

                                   SECTION 5.

                                 EFFECTIVE DATE

     The  effective  date of this Plan shall be  September 5, 1995, provided CPI's shareholders (acting at a duly called meeting of such shareholders) approve the amendment and restatement of the 1989 Plan in the form of this Plan within twelve (12) months after the date the Board adopts this Plan and such approval satisfies the requirements for shareholder approval under Rule 16b-3. Any Option or Restricted Stock granted after September 4, 1995 and before such shareholder approval automatically shall be granted subject to such approval. If there is no such approval by CPI's shareholders, the 1989 Plan shall remain in full force and effect.

                                   SECTION 6.

                                    COMMITTEE

     This  Plan  shall  be  administered  by  the  Committee.   The Committee
acting in its absolute discretion shall exercise such powers and take such action as expressly called for under this Plan and, further, the Committee shall have the power to interpret this Plan and to take such other action in the administration and operation of this Plan as the Committee deems equitable under the circumstances, which action shall be binding on CPI, on each affected Key Employee and on each other person directly or indirectly affected by such action.

                                   SECTION 7.

                                   ELIGIBILITY

     Only Key Employees shall be eligible for the grant of Options or Restricted Stock under this Plan.

                                   SECTION 8.

                                GRANT OF OPTIONS

     8.1. Committee Action. The Committee acting in its absolute discretion shall grant Options to Key Employees under this Plan from time to time to purchase shares of Stock and, further, shall have the right to grant new Options in exchange for the cancellation of outstanding Options which have a higher or lower Option Price; provided, however, no ISO shall be granted to a Key Employee unless he or she is employed by CPI or a Subsidiary of CPI and no Option shall be granted in any calendar year to any Key Employee for more than 200,000 shares of Stock. Each grant of an Option shall be evidenced by an Option Certificate, and each Option Certificate shall

               (a)  specify whether the Option is an ISO or Non-ISO, and

               (b) incorporate such other terms and conditions as the Committee acting in its absolute discretion deems consistent with the terms of this Plan, including (without limitation) a limitation on the number of shares subject to the Option which first become exercisable or subject to surrender during any particular period.

            If the Committee grants an ISO and a Non-ISO to a Key Employee on the same date, the right of the Key Employee to exercise or surrender the ISO shall not be conditioned on his or her failure to exercise or surrender the Non-ISO.

     8.2. $100,000 Limit. The aggregate Fair Market Value of the shares of Stock subject to ISOs and other incentive stock options (which satisfy the requirements under Section 422 of the Code) granted to a Key Employee under this Plan and under any other stock option plan adopted by CPI, a Subsidiary of CPI or a Parent Corporation which first become exercisable in any calendar year shall not exceed $100,000. Such Fair Market Value figure shall be determined by the Committee on the date the ISO or other incentive stock option is granted. The Committee shall interpret and administer the limitation set forth in this Seciton 8.2 in accordance with Section 422(d) of the Code, and the Committee shall treat this Section 8.2 as in effect only for those periods for which
Section 422(d) of the Code is in effect.

                                   SECTION 9.

                                  OPTION PRICE

     The Option Price for each share of Stock subject to an ISO shall be no less than the Fair Market Value of a share of Stock on the date the ISO is granted or, if the ISO is granted to a Key Employee who is a Ten Percent Shareholder, the Option Price for each share of Stock subject to such ISO shall be no less than 110% of the Fair Market Value of a share of Stock on the date the ISO is granted. On the other hand, the Option Price for a Non-ISO may be less than the Fair Market Value of a share of Stock on the date the Non-ISO is granted but shall under no circumstances be less than adequate consideration (as determined by the Board) for such a share. The Option Price shall be payable in full upon the exercise of any Option, and an Option Certificate at the discretion of the Committee may provide for the payment of the Option Price either in cash or in Stock which has been held by the Key Employee for at least 6 months or in any combination of cash and such Stock. If an Option Certificate allows the payment of the Option Price in whole or in part in Stock, such payment shall be made in Stock acceptable to the Committee. The Committee may also (in its discretion) allow a Key Employee to pay such Option Price (in whole or in part) by electing that CPI withhold shares of Stock (that otherwise would be transferred to such Key Employee as a result of the exercise of such Option) to the extent that he elects to pay such Option Price through such withheld shares of Stock. Any payment made in Stock shall be treated as equal to the Fair Market Value of such Stock on the date the properly endorsed certificate for such Stock is delivered to the Committee or the date the Stock is treated by the Committee as withheld from the exercise of the Option.

                                   SECTION 10.

                                 EXERCISE PERIOD

     Each Option granted under this Plan shall be exercisable in whole or in part at such time or times as set forth in the related Option Certificate, but no Option Certificate shall

          (a) make an Option exercisable before the end of the six month period which starts on the date such Option is granted, or

          (b)      make an Option exercisable on or after the earliest of the

                   (1) the date which is the fifth anniversary of the date the Option is granted, if the Option is an ISO and the Key Employee is a Ten Percent Shareholder on the date the Option is granted, or

                   (2) the date which is the tenth anniversary of the date such Option is granted, if such Option is granted to a Key Employee who is not a Ten Percent Shareholder on the date the Option is granted.

     An Option Certificate may provide for the exercise of an Option after the employment of a Key Employee has terminated for any reason whatsoever, including death or disability.

                                   SECTION 11.

                                RESTRICTED STOCK

     11.1. Committee Action. The Committee acting in its absolute discretion shall have the right to grant Restricted Stock to a Key Employee under this Plan from time to time and, further, shall have the right to make new Restricted Stock grants in exchange for outstanding Restricted Stock grants. Each Restricted Stock grant shall be evidenced by a Restricted Stock Certificate, and each Restricted Stock Certificate shall set forth the conditions, if any, under which Stock will be issued in the name of the Key Employee and the conditions, if any, under which the Key Employee's interest in such Stock will become nonforfeitable.

     11.2. Conditions.

             (a)      Issuance   Subject  to  Conditions.   The  Committee
acting  in  its  absolute discretion  may  make  the  issuance  of  Restricted
Stock in the name of a Key Employee subject to the satisfaction of one, or more than one, objective employment, performance or other grant condition which the Committee deems appropriate under the circumstances, and the related Restricted Stock Certificate shall set forth each such condition, if any, and the deadline, if any, for satisfying each such condition. Stock subject to a Restricted Stock grant shall be issued in the name of a Key Employee only after each such condition, if any, has been satisfied, and such Stock shall be held by CPI (or CPI's delegate) pending the satisfaction of the forfeiture conditions, if any, set forth in the related Restricted Stock Certificate.

             (b) Grants  Subject to  Forfeiture.  The  Committee  acting in its absolute  discretion may make Restricted  Stock issued in the name of a Key
Employee  subject to one, or  more  that  one,  objective  employment,
performance  or  other  forfeiture condition  which  the  Committee   acting  in
its  absolute   discretion  deems appropriate  under  the   circumstances,   and
the  related   Restricted  Stock Certificate  shall set forth each such
forfeiture condition, if any, and the related deadline, if any, for satisfying each such forfeiture condition. Stock issued in the name of a Key Employee shall be forfeited unless each such forfeiture condition, if any, has been satisfied.

             (c) Section 162(m). Except where the Committee deems it in the best interests of CPI, the Committee shall use its best efforts to grant Restricted Stock either (1) subject to at least one condition which can result in the Restricted Stock qualifying as "performance-based compensation" under
Section 162(m) of the Code if the shareholders of CPI approve such condition and the Committee takes such other action as the Committee deems necessary or appropriate for such grant to so qualify under ss. 162(m) or (2) under such other circumstances as the Committee deems likely to result in an income tax deduction for the grant.

     11.3. Dividends and Voting Rights. Each Restricted Stock Certificate shall specify what rights, if any, a Key Employee shall have with respect to the Stock issued in the name of a Key Employee, including rights to dividends and to vote, pending the forfeiture of such Stock or the lapse of each forfeiture condition, if any, with respect to such Stock. Furthermore, the Committee may grant dividend equivalent rights on Restricted Stock while such Stock remains subject to an issuance condition under Section 11.2(a) under which cash equivalent to a dividend shall be paid when a dividend is paid, and any such dividend equivalent right shall be set forth in the related Restricted Stock Certificate.

     11.4. Satisfaction of All Conditions. A share of Stock issued in the name of a Key Employee shall cease to be Restricted Stock at such time as a Key Employee's interest in such Stock becomes nonforfeitable, and the certificate representing such share shall be released by CPI and transferred to the Key Employee as soon as practicable thereafter. However, if a share of Restricted Stock is issued and nonforfeitable before the end of the six month period which starts on the date of the grant of such Restricted Stock, CPI shall have the right to issue such stock subject to a restriction that the Key Employee hold such stock for the remainder of such six month period or CPI shall have the right to take such other action as CPI deems necessary or appropriate to make sure that the Key Employee satisfies the applicable six month holding period requirement set forth in Rule 16b-3.

                                   SECTION 12.

                               NONTRANSFERABILITY

     Neither an Option granted under this Plan, any related surrender rights under Section 13 nor any Restricted Stock shall be transferable by a Key Employee other than by will or by the laws of descent and distribution, and such Option shall be exercisable during a Key Employee's lifetime only by the Key Employee. The person or persons to whom an Option or Restricted Stock is transferred by will or by the laws of descent and distribution thereafter shall be treated as the Key Employee.

                                  SECTION 13.

                              SURRENDER OF OPTIONS

     13.1. General Rule. The Committee acting in its absolute discretion may incorporate a provision in an Option Certificate to allow a Key Employee to surrender his or her Option in whole or in part, in lieu of the exercise in whole or in part of that Option, on any date that

                (a) the Fair Market Value of the Stock subject to such Option exceeds the Option Price for such Stock, and

                (b)  the Option to purchase such Stock is otherwise exercisable.

     13.2. Procedure. The surrender of an Option in whole or in part shall be effected by the delivery of the related Option Certificate to the Committee (or to its delegate) together with a statement signed by the Key Employee which states

                (a) the number of shares of Stock as to which the Key Employee surrenders his or her Option,

                (b) whether such shares are ISOs or Non-ISOs (if his or her Option includes ISOs and Non-ISOs) and,

                (c) at the Key Employee's option, how he or she desires payment be made for such Surrendered Option under Section 13.3.

     13.3. Payment. A Key Employee in exchange for his or her Surrendered Option shall (to the extent consistent with the exemption under Rule 16b-3) receive a payment in cash or in Stock, or in a combination of cash and Stock, equal in amount on the date such surrender is effected to the excess of the Fair Market Value of the Surrendered Option on such date over the Option Price for the Surrendered Option. The Committee acting in its absolute discretion shall determine the form and timing of such payment, and the Committee shall have the right

                (a) to take into account whatever factors the Committee deems appropriate under the circumstances, including any written request made by the Key Employee and delivered to the Committee (or to its delegate) and

                (b) to forfeit a Key Employee's right to payment of cash in lieu of a fractional share of Stock if the Committee deems such forfeiture necessary in order for the surrender of his or her Option under this Section 13 to come within the exemption under Rule 16b-3.

     13.4. Restrictions. Any Option Certificate which incorporates a provision to allow a Key Employee to surrender his or her Option in whole or in part also shall incorporate such additional restrictions, if any, on the exercise or surrender of such Option as the Committee deems necessary or appropriate, including restrictions to satisfy the conditions to the exemption related to such surrender rights under Rule 16b-3.

                                   SECTION 14.

                    SECURITIES REGISTRATION AND RESTRICTIONS

     Each Option Certificate and Restricted Stock Certificate shall provide that, upon the receipt of shares of Stock as a result of the exercise or surrender of an Option or the lapse of the forfeiture conditions, if any, on any Restricted Stock, the Key Employee shall, if so requested by CPI, agree to hold such shares of Stock for investment and not with a view of resale or distribution to the public and, if so requested by CPI, shall deliver to CPI a written statement satisfactory to CPI to that effect. Each Option Certificate and Restricted Stock Certificate also shall provide that, if so requested by CPI, the Key Employee shall make a written representation to CPI that he or she will not sell or offer for sale any of such Stock unless a registration statement shall be in effect with respect to such Stock under the 1933 Act and any applicable state securities law or he or she shall have furnished to CPI an opinion in form and substance satisfactory to CPI of legal counsel satisfactory to CPI that such registration is not required. Certificates representing the Stock transferred upon the exercise or surrender of an Option or upon the lapse of the forfeiture conditions, if any, on any Restricted Stock may at the discretion of CPI bear a legend to the effect that such Stock has not been registered under the 1933 Act or any applicable state securities law and that such Stock cannot be sold or offered for sale in the absence of an effective registration statement as to such Stock under the 1933 Act and any applicable state securities law or an opinion in form and substance satisfactory to CPI of legal counsel satisfactory to CPI that such registration is not required.

                                   SECTION 15.

                                  LIFE OF PLAN

     No Option or Restricted Stock shall be granted under this Plan on or after the earlier of

                (a) the tenth anniversary of the effective date of the 1989 Plan (as determined under Section 4 of the 1989 Plan), in which event this Plan shall continue in effect thereafter until all outstanding Options have been surrendered or exercised in full or no longer are exercisable and all outstanding Restricted Stock grants have been forfeited or the forfeiture conditions, if any, with respect to such grants have lapsed, or

                (b)  the date on which  all of the Stock  reserved  under
Section 4 of this Plan has (as a result of the exercise or surrender of Options or the lapse of the forfeiture conditions, if any, on all Restricted Stock) been issued or no longer is available for use under this Plan, in which event this Plan also shall terminate on such date.

                                   SECTION 16.

                                   ADJUSTMENT

     The number of shares of Stock reserved under Section 4 of this Plan and the number of shares of Stock subject to Options granted under this Plan and the Option Price of such Options as well as the number of shares of Restricted Stock granted under this Plan shall be adjusted by the Board in an equitable manner to reflect any change in the capitalization of CPI, including, but not limited to, such changes as stock dividends or stock splits. Furthermore, the Board shall have the right to adjust (in a manner which satisfies the requirements of Section 424(a) of the Code) the number of shares of Stock reserved under Section 4 of this Plan and the number of shares subject to Options granted under this Plan and the Option Price of such Options as well as the number of shares of Restricted Stock granted under this Plan in the event of any corporate transaction described in Section 424(a) of the Code which provides for the substitution or assumption of such Options. If any adjustment under this Section 16 would create a fractional share of Stock or a right to acquire a fractional share of Stock, such fractional share shall be disregarded and the number of shares of Stock reserved under this Plan and the number subject to any Options granted under this Plan shall be the next lower number of shares of Stock, rounding all fractions downward. An adjustment made under this Section 16 by the Board shall be conclusive and binding on all affected persons and, further, shall not constitute an increase in "the number of shares reserved under Section 4" within the meaning of Section 18(a) of this Plan.

                                   SECTION 17.

                    SALE OR MERGER OF CPI; CHANGE IN CONTROL

     17.1. Sale or Merger. If CPI agrees to sell all or substantially all of its assets for cash or property or for a combination of cash and property or agrees to any merger, consolidation, reorganization, division or other corporate transaction in which Stock is converted into another security or into the right to receive securities or property and such agreement does not provide for the assumption or substitution of the Options or Restricted Stock granted under this Plan, each then outstanding Option and Restricted Stock grant at the direction and discretion of the Board may be cancelled unilaterally by CPI as of any date before the effective date of such transaction in exchange for the same consideration which each Key Employee would have received if (a) each such Option had been exercisable in full on such date and each Key Employee on such date had surrendered each such Option for Stock under Section 13 and (b) all the Stock subject to each Restricted Stock grant had been issued and had become nonforfeitable on such date.

     17.2. Change in Control. If the Board determines that there has been a Change in Control of CPI or a tender or exchange offer is made for Stock (other than by CPI or an employee benefit plan established and maintained by CPI), the Board thereafter shall have the right to take such action with respect to any or all unexercised Options and Restricted Stock grants under this Plan as the Board deems appropriate under the circumstances to protect the interest of CPI in maintaining the integrity of such grants under this Plan, including following the procedure set forth in Section 17.1 for a sale or merger of CPI with respect to such Options. The Board shall have the right to take different action under this Section 17.2 with respect to different Key Employees or different groups of Key Employees, as the Board deems appropriate under the circumstances.

                                   SECTION 18.

                            AMENDMENT OR TERMINATION

     This Plan may be amended by the Board from time to time to the extent that the Board deems necessary or appropriate; provided, however, no such amendment shall be made absent the proper approval of the shareholders of CPI (a) to increase the number of shares reserved under Section 4, (b) to extend the maximum life of the Plan under Section 15 or the maximum exercise period under
Section 10, (c) to decrease the minimum option price under Section 9, (d) to change the class of employees eligible for Options under Section 7 or to otherwise materially modify (within the meaning of Rule 16b-3) the requirements as to eligibility for participation in this Plan or (e) to otherwise materially increase (within the meaning of Rule 16b-3) the benefits accruing to Key Employees under this Plan. The Board also may suspend the granting of Options or Restricted Stock under this Plan at any time and may terminate this Plan at any time; provided, however, CPI shall not have the right unilaterally to modify, amend or cancel any Option or Restricted Stock granted before such suspension or termination unless (1) the Key Employee consents in writing to such modification, amendment or cancellation or (2) there is a dissolution or liquidation of CPI or a transaction described in Section 16 or Section 17 of this Plan.

                                   SECTION 19.

                                  MISCELLANEOUS

     19.1. No Shareholder Rights. No Key Employee shall have any rights as a shareholder of CPI as a result of the grant of an Option to him or to her under this Plan or his or her exercise or surrender of such Option pending the actual delivery of Stock subject to such Option to such Key Employee, and no Key Employee shall have any rights as a shareholder with respect to any Restricted Stock except those rights, if any, set forth in the related Restricted Stock Certificate.

     19.2. No Contract of Employment. The grant of an Option or Restricted Stock to a Key Employee under this Plan shall not constitute a contract of employment and shall not confer on a Key Employee any rights upon his or her termination of employment in addition to those rights, if any, expressly set forth in the Option Certificate which evidences his or her Option or the Restricted Stock Certificate which evidences his or her Restricted Stock.

     19.3. Withholding. Each Option and Restricted Stock grant shall be made subject to the condition that the Key Employee consents to whatever action the Committee directs to satisfy the federal and state tax withholding requirements, if any, which the Committee in its discretion deems applicable to the exercise or surrender of such Option or the lapse of any forfeiture conditions with respect to Restricted Stock issued in the name of the Key Employee. The Committee also shall have the right to provide in an Option Certificate or a Restricted Stock Certificate that a Key Employee may elect to satisfy federal and state tax withholding requirements through a reduction in the number of shares of Stock actually transferred to him or to her under this Plan, and any such election and any such reduction shall be effected so as to satisfy the conditions to the exemption under Rule 16b-3.

     19.4. Construction. This Plan shall be construed under the laws of the State of Georgia.

     19.5. Loans. If approved by the Board, CPI may lend money or guarantee loans by third parties to any Key Employee to finance the exercise of any Option granted under this Plan.



                  IN WITNESS WHEREOF, Cousins Properties Incorporated has caused
its  duly   authorized   officer  to  execute  this  Plan  this  ______  day  of
_______________, 1995 to evidence its adoption of this Plan.


                                              COUSINS PROPERTIES INCORPORATED


                                              By:____________________________

                                              Title:_________________________